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                                                                    EXHIBIT 23.3


                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

Our audits of the consolidated balance sheets of Network Appliance, Inc. and its subsidiaries as of April 30, 1997 and 1998, and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for each of the three years in the period ended April 30, 1998 also included the consolidated financial statement schedule of Network Appliance, Inc., listed in
Item 16(b) of this Registration Statement on Form S-3. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/  DELOITTE & TOUCHE LLP

San Jose, California
May 8, 1998